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                                                                    EXHIBIT 23.4



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated May 29, 1998, accompanying the financial statements of SMS Geotrac, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".



GRANT THORNTON LLP





Tampa, Florida
June 25, 1998